November 2, 2010	TSX Venture Exchange Symbol: MDW
NYSE Amex Symbol: MDW
Website: www.midwaygold.com

Midway Announces US$4 Million Offering of Units

Vancouver, British Columbia – November 2, 2010, Midway Gold Corp. (“Midway” or the “Company”) (MDW:TSX-V; MDW:NYSE-AMEX) announced today that it has filed a preliminary prospectus supplement to its short form base shelf prospectus filed with the securities commissions in each of the provinces of British Columbia, Alberta and Ontario, and a corresponding shelf prospectus as part of an effective registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the "SEC"), pursuant to which it intends to offer up to 6,660,000 units at US$0.60 per unit, each unit comprising one common share and one half of one non-transferable common share purchase warrant.  Each whole warrant will entitle the holder to purchase one common share of Midway at a price of US$0.90 per share for a period of 24 months from the closing date.  Midway can accelerate the expiry of the Warrants to a date 30 days after giving notice to the Warrantholders if the common shares of Midway trade at a volume weighted average price of greater than $1.15 per share for a period of 20 consecutive trading days on the NYSE-Amex.

Midway intends to use the net proceeds of the offering to advance its projects, to fund its general and administrative costs (including property maintenance fees) and for general working capital purposes.

Haywood Securities Inc. has been engaged as the agent (the “Agent”) for the offering and will receive a cash commission of 6% of the total gross proceeds.

A copy of the preliminary prospectus supplement and the accompanying base shelf prospectus relating to the offering filed with the securities commissions in each of the provinces of British Columbia, Alberta and Ontario may be obtained by accessing the website maintained by the Canadian securities regulatory authorities at www.sedar.com, and has been filed with the SEC as a free writing prospectus.  Midway also has filed a prospectus supplement to its registration statement on Form S-3 (including a base shelf prospectus), and you may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Before you invest, you should read the prospectus and other documents the issuer has filed with the Canadian securities commissions and the SEC for more complete information about the issuer and this offering.  Midway, any agent or any dealer participating in the offering will arrange to send you the prospectus and supplement if you request it from the Agent at:

Haywood Securities Inc.
Suite 2000-400 Burrard Street
Vancouver, BC, Canada
V6C 3A6
Attention: Michelle Jankovich
Telephone: 604-697-7126
E-mail: mjankovich@haywood.com

ON BEHALF OF THE BOARD
"Daniel Wolfus"

Daniel Wolfus, Chairman and CEO

About Midway Gold Corp.
Midway Gold Corp. is a precious metals company with a vision to design, build, and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders. Midway controls over 65 square miles of mineral rights in the western United States; four advanced projects include: Spring Valley, Pan, Golden Eagle, and Midway. Two early stage exploration targets are Gold Rock and Burnt Canyon. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Manager of Corporate Administration, at (877) 475-3642 (toll-free).

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, the intended terms of the offering and use of proceeds.  Such forward-looking statements and forward-looking information reflect our current views with respect to future use of proceeds and are subject to certain risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.